SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                              Current Report

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 25, 1998


                NEVSTAR GAMING & ENTERTAINMENT CORPORATION
             (Exact name of Registrant as specified in charter)


             NEVADA                     0-21071               88-0309578
    (State or other jurisdiction     (Commission          (IRS Employer
     of incorporation                 File Number       Identification No.)




       313 Pilot Road, Suite B, Las Vegas, Nevada         89119
       (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area (702) 269-1325


       3175 West Post Road, Las Vegas, Nevada              89118
       Former Name or Former Address, If Changed Since Last Report


















ITEM 5. OTHER EVENTS

NevStar Gaming & Entertainment Corporation ("NevStar") announced today that Jeffrey L. Gilbert, its President and Chief Operating Officer and a Director of the Corporation, has resigned from all positions with NevStar effective September 25, 1998, in order to pursue other opportunities. Mr. Gilbert will, however, continue to serve NevStar as a consultant to assist the Company in certain projects and transitional matters. The Board of Drectors has named its Chairman and Chief Executive Officer, Dr. Michael J. Signorelli, as President to replace Mr. Gilbert. The vacancy on the Board of Drectors caused by Mr. Gilbert's resignation has not yet been filled.

Dr. Signorelli stated, "We appreciate Jeffrey's significant contributions to NevStar and the invaluable assistance he provided to the Company in the initial public offering, licensing and regulatory matters and opening the Mesquite Star Hotel & Casino. His departure will leave a void in our organization but will permit him to pursue other ventures. We wish him well in his future endeavors."



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

99.1 Press Release dated September 25, 1998

FOR IMMEDIATE RELEASE
NASDAQ TICKER SYMBOL: NVST
Contacts: Michael J. Signorelli, Chairman, CEO
Brent E. Duncan, CFO
(702) 269-1325



          NEVSTAR GAMING AND ENTERTAINMENT CORPORATION
               ANNOUNCES RESIGNATION OF PRESIDENT


Las Vegas, Nevada, September 25, 1998. . . NevStar Gaming and Entertainment Corporation, (NASDAQ:NVST) announced today that Jeffrey L. Gilbert, its President and Chief Operating Officer and a Director of the Corporation, has resigned from all positions with NevStar effective September 25th, 1998, in order to pursue other opportunities. Mr. Gilbert will, however, continue to serve NevStar as a consultant to assist the company in certain projects and transitional matters. The Board of Directors has named its Chairman and Chief Executive Officer, Dr. Michael J. Signorelli, as President to replace Mr. Gilbert. The vacancy on the Board of Directors caused by Mr. Gilbert's resignation has not yet been filled.

Dr. Signorelli stated "We appreciate Jeffrey's significant contributions to NevStar and the invaluable assistance he provided to the company in the initial public offering, licensing and regulatory matters and opening the Mesquite Star Hotel & Casino. His departure will leave a void in our organization but will permit him to pursue other ventures. We wish him well in his future endeavors."

NevStar Gaming & Entertainment Corporation is a company formed for the purpose of acquiring, developing, constructing, owning and managing hotel/casino projects. Its initial hotel/casino, the Mesquite Star Hotel & Casino in Mesquite, Nevada, has been operating since July 1st, 1998.



                                  **************



Certain statements contained in this release are forward looking. Although NevStar Gaming and Entertainment Corporation believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. For important factors that may cause actual results to differ materially from expectations and underlying assumptions, see Company's Prospectus dated September 18, 1997, and its last filed Forms 10-KSB and 10-QSB























SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the 25th day of September, 1998.


NEVSTAR GAMING & ENTERTAINMENT CORPORATION




By: /s/MICHAEL J. SIGNORELLI
       Michael J. Signorelli
Its: Chairman of the Board and
       Chief Executive Officer



By: /s/BRENT E. DUNCAN
       Brent E. Duncan
Its: Chief Financial Officer and Treasurer